Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On July 8, 2020, Covenant Transport Solutions LLC (“CTS”), doing business as Transport Financial Services (“TFS”) and an indirect wholly owned subsidiary of Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), entered into an Accounts Receivable Purchase Agreement (the “Purchase Agreement”) with Advance Business Capital LLC (“ABC”), an indirect wholly owned subsidiary of Triumph Bancorp, Inc. (“Triumph”).  Pursuant to the Purchase Agreement, CTS sold, and ABC purchased, substantially all of TFS’ operations and assets (the “Transaction”).  CTS sold approximately $103.3 million of net accounts receivable and related transportation factoring assets. In exchange, the Company received gross cash proceeds totaling approximately $108.4 million, plus Triumph common stock valued at approximately $13.9 million, and the opportunity to earn deferred net contingent cash consideration up to approximately $9.0 million (net of allocations to former TFS management) after the twelve-month period ending July 31, 2021. The Company is estimating transaction costs directly related to the transaction of $0.9 million. The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions and includes certain ancillary agreements relating to registration rights, transition services, and ongoing referrals.

The unaudited pro forma consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial information are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The pro forma adjustments have been made solely for informational purposes. The actual results reported by the Company in periods following the disposition may differ significantly from that reflected in these unaudited pro forma consolidated financial statements. As a result, the unaudited pro forma consolidated information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the disposition been completed on the applicable dates of this unaudited pro forma consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the Company.

The unaudited pro forma consolidated financial statements are based on various assumptions, including assumptions relating to the consideration received for TFS based on preliminary estimates. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the Transaction, are factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of income, are expected to have a continuing impact on the Company’s results.

These unaudited pro forma consolidated financial information and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2019, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 9, 2020 and (2) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2020 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, which was filed with the SEC on May 27, 2020.

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2020 gives effect to the disposition of TFS by the Company as if it had occurred effective March 31, 2020.

The unaudited pro forma consolidated statement of operations of the Company for the three months ended March 31, 2020 gives effect to the disposition of TFS by the Company as if it had occurred effective January 1, 2020, the beginning of the Company’s 2020 fiscal year.

The unaudited pro forma consolidated statement of operations of the Company for the years ended December 31, 2019, 2018 and 2017 gives effect to the disposition of TFS by the Company as if it had occurred effective as of the beginning of the Company’s respective fiscal year.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (In thousands, except share data)
	March 31, 2020
ASSETS	Covenant Logistics Group	Transaction Adjustments	Notes	Pro Forma
Current assets:
Cash and cash equivalents	$39,655	$5,089	(A)	$44,744
Accounts receivable, net of allowance	192,628	(108,723)	(B)	83,905
Drivers' advances and other receivables, net of allowance	9,799	-		9,799
Inventory and supplies	3,812	-		3,812
Prepaid expenses	7,948	-		7,948
Assets held for sale	22,691	-		22,691
Income taxes receivable	4,785	(4,623)	(C)	162
Other short-term assets	1,226	-		1,226
Total current assets	282,544	(108,257)		174,287

Property and equipment, net of accumulated depreciation	499,518	-		499,518
Goodwill	42,518	-		42,518
Other intangibles, net	28,884	-		28,884
Other assets, net	59,220	22,339	(A)	81,559
Total assets	$912,684	$(85,918)		$826,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Checks outstanding in excess of bank balances	$481	$-		$481
Accounts payable	23,742	(5,437)	(B)	18,305
Accrued expenses	34,180	900	(B)	35,080
Current maturities of long-term debt	61,403	-		61,403
Current portion of finance lease obligations	7,062	-		7,062
Current portion of operating lease obligations	18,452	-		18,452
Current portion of insurance and claims accrual	21,998	-		21,998
Other short-term liabilities	1,086	-		1,086
Total current liabilities	168,404	(4,537)		163,867

Long-term debt	228,203	(103,286)	(A)	124,917
Long-term portion of finance lease obligations	24,901	-		24,901
Long-term portion of operating lease obligations	36,357	-		36,357
Insurance and claims accrual	42,902	-		42,902
Deferred income taxes	78,670	2,141	(C)	80,811
Other long-term liabilities	4,754	-		4,754
Total liabilities	584,191	(105,682)		478,509

Stockholders' equity:
Class A common stock	173	-		173
Class B common stock	24	-		24
Additional paid-in-capital	142,345	-		142,345
Treasury stock at cost	(17,515)	-		(17,515)
Accumulated other comprehensive loss	(3,364)	-		(3,364)
Retained earnings	206,830	19,764	(D)	226,594
Total stockholders' equity	328,493	19,764		348,257
Total liabilities and stockholders' equity	$912,684	$(85,918)		$826,766

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
	Three Months Ended March 31, 2020
	Covenant Logistics Group	Transaction Adjustments	Notes	Pro Forma Consolidated
Revenue:
Freight revenue	$192,321	$(2,739)	(B)	$189,582
Fuel surcharge revenue	21,232	-		21,232
Total revenue	$213,553	$(2,739)		$210,814

Operating expenses:
Salaries, wages, and related expenses	82,825	(360)	(B)	82,465
Fuel expense	25,265	-		25,265
Operations and maintenance	12,825	-		12,825
Revenue equipment rentals and purchased transportation	46,062	-		46,062
Operating taxes and licenses	3,454	-		3,454
Insurance and claims	15,614	-		15,614
Communications and utilities	1,569	-		1,569
General supplies and expenses	8,568	(123)	(B)	8,445
Depreciation and amortization, including gains and losses on disposition of property and equipment	16,663	-		16,663
Total operating expenses	212,845	(483)		212,362
Operating income (loss)	708	(2,256)		(1,548)
Interest expense, net	2,892	(993)	(B)	1,899
Loss on equity method investment	735	-		735
Loss before income taxes	(2,919)	(1,263)		(4,182)
Income tax benefit	(706)	(322)	(E)	(1,028)
Net loss	$(2,213)	$(941)		$(3,154)

Income per share:
Basic and diluted net loss per share	$(0.12)			$(0.17)
Basic and diluted weighted average shares outstanding	18,088			18,088

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
	Year Ended December 31, 2019
	Covenant Logistics Group	Transaction Adjustments	Notes	Pro Forma
Revenue:
Freight revenue	$800,401	$(9,140)	(B)	$791,261
Fuel surcharge revenue	94,127	-		94,127
Total revenue	$894,528	$(9,140)		$885,388

Operating expenses:
Salaries, wages, and related expenses	321,997	(1,499)	(B)	320,498
Fuel expense	115,307	-		115,307
Operations and maintenance	59,505	-		59,505
Revenue equipment rentals and purchased transportation	204,655	-		204,655
Operating taxes and licenses	13,024	-		13,024
Insurance and claims	47,724	-		47,724
Communications and utilities	6,969	-		6,969
General supplies and expenses	30,434	(114)	(B)	30,320
Depreciation and amortization, including gains and losses on disposition of property and equipment	78,879	-		78,879
Total operating expenses	878,494	(1,613)		876,881
Operating income	16,034	(7,527)		8,507
Interest expense, net	11,110	(2,892)	(F)	8,218
Income from equity method investment	(7,017)	-		(7,017)
Income before income taxes	11,941	(4,635)		7,306
Income tax expense (benefit)	3,464	(1,182)	(E)	2,282
Net income	$8,477	$(3,453)		$5,024

Income per share:
Basic net income per share	$0.46			$0.27
Diluted net income per share	$0.45			$0.27
Basic weighted average shares outstanding	18,435			18,435
Diluted weighted average shares outstanding	18,635			18,635

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
	Year Ended December 31, 2018
	Covenant Logistics Group	Transaction Adjustments	Notes	Pro Forma
Revenue:
Freight revenue	$779,729	$(5,038)	(B)	$774,691
Fuel surcharge revenue	105,726	-		105,726
Total revenue	$885,455	$(5,038)		$880,417

Operating expenses:
Salaries, wages, and related expenses	304,447	(1,005)	(B)	303,442
Fuel expense	121,264	-		121,264
Operations and maintenance	55,505	-		55,505
Revenue equipment rentals and purchased transportation	183,645	-		183,645
Operating taxes and licenses	11,831	-		11,831
Insurance and claims	43,333	-		43,333
Communications and utilities	7,061	-		7,061
General supplies and expenses	23,227	(325)	(B)	22,902
Depreciation and amortization, including gains and losses on disposition of property and equipment	76,156	-		76,156
Total operating expenses	826,469	(1,330)		825,139
Operating income	58,986	(3,708)		55,278
Interest expense, net	8,708	(1,363)	(F)	7,345
Income from equity method investment	(7,732)	-		(7,732)
Income before income taxes	58,010	(2,345)		55,665
Income tax expense (benefit)	15,507	(598)	(E)	14,909
Net income	$42,503	$(1,747)		$40,756

Income per share:
Basic net income per share	$2.32			$2.22
Diluted net income per share	$2.30			$2.21
Basic weighted average shares outstanding	18,340			18,340
Diluted weighted average shares outstanding	18,469			18,469

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
	Year Ended December 31, 2017
	Covenant Logistics Group	Transaction Adjustments	Notes	Pro Forma
Revenue:
Freight revenue	$626,809	$(3,128)	(B)	$623,681
Fuel surcharge revenue	78,198	-		78,198
Total revenue	$705,007	$(3,128)		$701,879

Operating expenses:
Salaries, wages, and related expenses	241,784	(706)	(B)	241,078
Fuel expense	103,139	-		103,139
Operations and maintenance	48,774	-		48,774
Revenue equipment rentals and purchased transportation	141,954	-		141,954
Operating taxes and licenses	9,878	-		9,878
Insurance and claims	33,155	-		33,155
Communications and utilities	6,938	-		6,938
General supplies and expenses	14,783	(52)	(B)	14,731
Depreciation and amortization, including gains and losses on disposition of property and equipment	76,447	-		76,447
Total operating expenses	676,852	(758)		676,094
Operating income	28,155	(2,370)		25,785
Interest expense, net	8,258	(880)	(F)	7,378
Income from equity method investment	(3,400)	-		(3,400)
Income before income taxes	23,297	(1,490)		21,807
Income tax benefit	(32,142)	(577)	(E)	(32,719)
Net income	$55,439	$(913)		$54,526

Income per share:
Basic net income per share	$3.03			$2.98
Diluted net income per share	$3.02			$2.97
Basic weighted average shares outstanding	18,279			18,279
Diluted weighted average shares outstanding	18,372			18,372

See the accompanying notes to unaudited pro forma consolidated financial statements.

COVENANT LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of transaction

On July 8, 2020, Covenant Transport Solutions LLC (“CTS”), doing business as Transport Financial Services (“TFS”) and an indirect wholly owned subsidiary of Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), entered into an Accounts Receivable Purchase Agreement (the “Purchase Agreement”) with Advance Business Capital LLC (“ABC”), an indirect wholly owned subsidiary of Triumph Bancorp, Inc. (“Triumph”).  Pursuant to the Purchase Agreement, CTS sold, and ABC purchased, substantially all of TFS’ operations and assets (the “Transaction”).  CTS sold substantially all of its net accounts receivable and related transportation factoring assets. In exchange, the Company received cash proceeds, plus Triumph common stock, and the opportunity to earn contingent cash consideration after the twelve-month period ending July 31, 2021. The Company is estimating transaction costs directly related to the transaction of $0.9 million. The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions and includes certain ancillary agreements relating to registration rights, transition services, and ongoing referrals.

Note 2 – Estimate of Consideration Received and Net Assets Disposed

The fair value of the total consideration transferred was $130.7 million. A summary of the consideration received is as follows:

(in thousands)
Estimate of Consideration Received:
Cash received	$108,375
Earnout, net (1)	8,397
Stock Interest as of the Transaction Date	13,942
Total consideration	$130,714

Net Assets Disposed:
Factoring receivables sold	$108,723
Less: Advance and rebate liabilities assumed by purchaser	(5,437)
Net assets disposed	$103,286

Estimated Pre-Tax Gain on Sale (2)	$26,528

(1)
The maximum earnout available under the Purchase Agreement is $9,879.  Management believes that an estimate of 85% (after 10% distribution to former TFS management) of the maximum represents the most likely outcome and accordingly has included this as consideration

(2)	Represents the difference between estimated consideration received and net assets disposed, less estimated transaction costs of approximately $0.9 million.

Note 3 – Transaction Adjustments
The transaction adjustments in the unaudited pro forma condensed consolidated financial information are as follows:
(A)
Represents consideration received.  The consideration includes the cash distribution of $108.4 million, stock valued at $13.9 million as of the transaction date, and estimated earn-out of $8.4 million. Of the cash received, $103.3 million will be used to pay down debt as a result of financing receivables.

(B)
The adjustment transactions on the condensed consolidated statements of operations represent direct revenues and expenses attributable to TFS.  The adjustment transactions on the condensed balance sheet represents the removal of assets and liabilities attributable to the Transaction.

(C)
Represents the estimated deferred tax impact of the Transaction. The Company used the blended statutory income tax rate in effect for the period presented.  The blended statutory income tax rate is subject to change.

(D)
Represents the impact to the Company’s retained earnings from the pro forma adjustments specified in (A), (B), and (C) above, resulting in the tax effected gain from the Transaction.  As the gain is directly attributable to the disposition and is not expected to have a continuing impact on the Company’s operations, it is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

(E)
To reflect the income tax effect of each of the Transaction adjustments at an effective tax rate of 25.5% for the periods ended 2020, 2019, and 2018 and 38.7% for 2017, the Company’s blended statutory income tax rate in effect for the periods presented. The blended statutory income tax rate is subject to change.

(F)
To reflect reduced interest expense on long term debt incurred as a result of financing TFS receivables. A weighted average interest rate of 4% is used to finance the average net receivables for each period presented on the unaudited statement of consolidated operations.

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